UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): July 1, 2026
POWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12488	88-0106100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8550 Mosley Road	Houston	Texas	77075-1180
(Address of principal executive offices)			(Zip Code)
(713) 944-6900
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	POWL	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2026, the Compensation and Human Capital Committee (the “Committee”) of the Board of Directors (the “Board”) of Powell Industries, Inc. (NASDAQ: POWL) (the “Company”) approved a special one-time award (the “Award”) of restricted stock units (“RSUs”) with respect to 36,000 shares of the Company’s common stock, par value $0.01 per share, for Brett A. Cope, the Company’s President and Chief Executive Officer and Chairman of the Board, pursuant to the Company’s 2014 Equity Incentive Plan.

The Award, which was approved by the Board on July 2, 2026, is intended to incentivize Mr. Cope’s continued service to the Company beyond the date Mr. Cope reaches age 60, which is the date on or after which he is eligible to retire and, upon such a retirement, receive immediate vesting of his outstanding equity-based awards under the Executive Employment Agreement, dated as of October 1, 2016, between the Company and Mr. Cope (as may be amended from time to time, the “Employment Agreement”). In considering whether to approve the Award, the Committee considered the information presented to the Committee by its independent compensation consultant, which included a review of (a) compensation paid to Mr. Cope over the past ten years of his service with the Company and (b) special equity awards provided to executive officers of peer companies for retentive purposes.

The terms of the Award are substantially consistent with the terms of Mr. Cope’s outstanding time-based RSUs, except that (a) to incentivize Mr. Cope’s continued service beyond the date on which he is eligible to retire, rather than vesting in equal annual installments over three years, the vesting of the Award is backloaded, with 25% vesting on each of July 1, 2027 and July 1, 2028, and the remaining 50% vesting on July 1, 2029 (each, a “Vesting Date”), and (b) if Mr. Cope retires prior to a Vesting Date, then, notwithstanding anything to the contrary in the Employment Agreement or any other agreement between Mr. Cope and the Company, the unvested portion of the Award will not vest, accelerate or continue to vest solely as a result of such retirement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWELL INDUSTRIES, INC.

Date: July 6, 2026
	By:	/s/ Michael W. Metcalf
Michael W. Metcalf
Executive Vice President
Chief Financial and Principal Accounting Officer
(Principal Financial and Principal Accounting Officer)